Exhibit 99.1

MOBILITY FREEDOM, INC.

Financial Statements

December 31, 2010 and 2009

S&Co.

SHERB & CO., LLP

Certified Public Accountants

7900 Glades Road, Suite 540
Boca Raton, Florida 33434
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

Offices in New York and Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Mobility Freedom, Inc.

We have audited the accompanying balance sheets of Mobility Freedom, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobility Freedom, Inc. as of December 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Sherb + Co., LLP
Certified Public Accountants

Boca Raton, Florida
May 19, 2011

Mobility Freedom, Inc.

Balance Sheets

December 31, 2010 and 2009

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$137,119	$28,016
Accounts receivable, net of allowance of $20,994 and $0	1,065,456	707,807
Inventories	1,168,568	1,317,535
Prepaid expenses and other current assets	36,398	10

Total Current Assets	2,407,541	2,053,368

LONG-TERM ASSETS:
Property and equipment, net	727,500	617,383
Other	24,625	16,830

Total Assets	$3,159,666	$2,687,581

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$225,689	$152,378
Customer deposits	48,500	69,598
Notes payable	1,327,585	210,756
Van loans	738,749	1,027,360
Total Current Liabilities	2,340,523	1,460,092

Notes payable	—	602,618

Total liabilities	2,340,523	2,062,710

STOCKHOLDERS' EQUITY:

Common stock, $1.00 par value; 2,500 shares authorized; 100 shares issued and outstanding	100	100
Additional paid in capital	31,449	31,449
Retained earnings	787,594	593,322

Total Stockholders' Equity	819,143	624,871

Total Liabilities and Stockholders' Equity	$3,159,666	$2,687,581

See accompanying notes to audited financial statements

Mobility Freedom, Inc.

Statements of Operations

	Years Ended
	December 31,
	2010	2009

Van sales	$9,835,075	$6,335,664
Van rentals	436,926	301,824
Total revenues	10,272,001	6,637,488

Cost of sales	7,319,278	4,387,195

Gross profit	2,952,723	2,250,293

Operating expenses:
General and administrative	2,118,359	1,792,621
Depreciation and amortization	208,010	187,463

Total operating expenses	2,326,369	1,980,084

Income from operations	626,354	270,209

Other income (expenses):
Gain on sale of property and equipment	54,024	78,205
Interest expense	(113,625)	(73,713)

Total other income (expenses)	(59,601)	4,492

Net income	$566,753	$274,701

See accompanying notes to audited financial statements

Mobility Freedom, Inc.

Statements Of Changes In Stockholders' Equity

	Common Stock		Additional		Total
	($1.00 par value)		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2008	100	$100	$31,449	$617,323	$648,872

Net income				274,701	274,701

Dividends				(298,702)	(298,702)

Balance, December 31, 2009	100	100	31,449	593,322	624,871

Net income				566,753	566,753

Dividends				(372,481)	(372,481)

Balance, December 31, 2010	100	$100	$31,449	$787,594	$819,143

See accompanying notes to audited financial statements

Mobility Freedom, Inc.

Statements of Cash Flows

	Years Ended
	December 31,
	2010	2009

Cash flows from operating activities:
Net income	$566,753	$274,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208,010	187,463
Bad debt expense	20,994	—
Gain on sale of property and equipment	(54,024)	(78,205)
Changes in operating assets and liabilities (increase) decrease in:
Accounts receivable	(378,643)	(71,479)
Inventory	148,967	(384,198)
Other assets	(45,604)	(4,446)
Accounts payable and accrued liabilities	73,312	32,792
Other liabilities	(21,098)	69,598

Net cash provided by operating activities	518,667	26,226

Cash flows from investing activities:
Purchase of property and equipment	(359,158)	(308,872)
Proceeds from disposal of property and equipment	96,475	141,934

Net cash used in investing activities	(262,683)	(166,938)

Cash flows from financing activities:
Net proceeds from notes payable	514,211	351,254
Net (repayments) proceeds from van loans	(288,611)	22,286
Dividend payments	(372,481)	(298,702)

Net cash (used in) provided by financing activities	(146,881)	74,838

Net increase (decrease) in cash	109,103	(65,874)

Cash, beginning of year	28,016	93,890

Cash, end of year	$137,119	$28,016

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$113,625	$73,713
Income taxes	$—	$—

See accompanying notes to audited financial statements

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Mobility Freedom, Inc. (“Mobility” or the “Company”), was incorporated in February 1999 under the laws of the State of Florida. The Company operates a quality full service dealership of conversion vans, 3 wheel scooters, electric and manual wheelchairs, in-home lifts and all other mobility products that would help the disabled become mobile. The Company’s headquarters are in Clermont, FL.

Services and Products

The Company offers their clients a complete inventory of used wheelchair vans to their Customers in the Clermont, Orlando, Tampa, Edgewater, Palm Coast and Pensacola area in Florida. They sell used full size handicap vans as well as used mini handicap vans.  Mobility Freedom also offers new full size wheelchair vans as well as new mini wheelchair vans. All of their used handicap vehicles are completely inspected before sale and ensure the highest quality in sales with their wheelchair accessible vehicles. They also offer additional services on most mobility vans with items such as adaptive equipment like automobile hand controls or EZ Lock tie downs. Another unique solution is the option of a wheelchair accessible truck or truck conversion. They are a licensed automobile dealer, home lift system provider, VA and VR Tate Certified Vendors and they are also exclusive vendors for certain Florida State Funded Agencies.

The Company also specializes in renting conversion vans to disabled individuals visiting the State of Florida. They are wheelchair accessible rental vans, which are made with the customer needs in mind. Their mini vans have a lowered floor conversion with a fully automatic fold-out ramp and kneeling system. The van includes all standard equipment for comfort and safety, including a full set of wheelchair tie downs and lap belt. Also available are full size conversion vans that can accommodate a larger group of people and wheelchairs.  The Company has three corporate owned stores and two affiliates for a total of five operations centers, throughout the State of Florida.

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2010 and 2009 include the allowance for doubtful accounts, the valuation of inventory, the useful life of property and equipment and accrued liabilities.

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Revenue Recognition

Revenues are recognized under fee for service arrangements through vans that the Company rents to disabled individuals visiting Florida. Revenue generated from vans that the Company rents to individuals is recognized over the rental period and commences on delivery of the van to the customer. Revenue related to sales of vans, and supplies is recognized on the date of delivery to the customer.

The Company recognizes revenue in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”) on revenue recognition, which requires 1) evidence of an agreement, 2) delivery of the product or services has occurred 3) at a fixed or determinable price, and 4) assurance of collection within a reasonable period of time. The Company currently functions in two business areas: as a licensed automotive dealer and a truck rental business.

Automotive revenue consists of revenue generated from the sale of new and used vans that have been converted to assist disabled individuals. Revenues are recorded when all risks and rewards of ownership are transferred to our customers. When vehicles are shipped to customers or vehicles are held on consignment, revenue is recognized when the vehicle is sold and when delivered to the ultimate customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the year ended December 31, 2010 and 2009 the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer base including those included in accounts receivable at December 31, 2010 and December 31, 2009, and, generally, does not require collateral.  The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Accounts Receivable

Accounts receivables are stated net of allowances for doubtful accounts, and consist primarily of receivables due from the Veteran’s Administration (VA) and third party payers. A significant percent of van sales is made to the Veteran’s Administration with payment terms that can reach upwards of 90 days.

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Management makes every effort to expedite these receivables and maintains a line of credit to assist in working capital needs. The estimate of the allowance for doubtful accounts is based on historical experience and judgment as to the likelihood of ultimate payment. Actual receivables are written-off against the allowance for doubtful accounts when determined the balance will not be collected. Bad debt expense is reflected as a component of selling, general and administrative in the statements of operations.

Inventories

Inventories are valued at the lower of cost or market, on an average cost basis and include primarily finished goods.

Advertising

Advertising, marketing and selling is expensed as incurred.  Such expenses for the year ended December 31, 2010 and 2009 totaled $17,177 and $20,644, respectively.

Shipping and Handling Costs

The Company classifies costs related to freight as costs of sales.

Property and Equipment

Property and equipment, including rental equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Depreciation of rental equipment is computed using the straight-line method over the estimated useful lives, generally one to three years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of Long-Lived Assets

The Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the year ended December 31, 2010 and 2009

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Fair Value of Financial Instruments

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2010 and December 31, 2009.

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of December 31, 2010 and December 31, 2009, the fair value short-term financial instruments including cash, receivables, and accounts payable and accrued expenses, approximates book value due to their short-term duration.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Subsequent Events

In accordance with ASC 855, “Subsequent Events” the Company evaluated subsequent events after the balance sheet date of December 31, 2010 through the date of this filing.

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the year ended December 31, 2010, subsequent events were evaluated by the Company as of the date on which the financial statements for the year ended December 31, 2010 were available to be issued. The Company has concluded that all subsequent events have been properly disclosed. (see Note 6)

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

The Company leased office space from one of the Company’s stockholders and its President.  The lease is a month-to-month lease.

Recently Issued Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-28, “Intangibles — Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.”  For reporting units with zero or negative carrying amounts, if it is more likely than not that a goodwill impairment exists, ASU 2010-28 requires performance of an additional test to determine whether goodwill has been impaired and to calculate the amount of impairment. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist.  ASU 2010-28 is effective for fiscal years and interim periods within those years beginning after December 15, 2010.  The Company adopted ASU 2009-28 in the first quarter of 2011 and the impact of adopting ASU 2010-28 will not be known until evaluations for goodwill impairment are performed at our annual impairment testing date or more frequently if indicators of potential impairment exist.

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations.  ASU 2010-29 specifies that for material business combinations when comparative financial statements are presented, revenue and earnings of the combined entity should be disclosed as though the business combination had occurred as of the beginning of the comparable prior annual reporting period.  ASU 2010-29 also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations with an acquisition date on or after the beginning of the first annual reporting period after December 15, 2010.  The Company adopted this standard in 2011, and noted it had no impact on its disclosures through March 31, 2011.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	December 31, 2010	December 31, 2009
Building Improvements	20 years	$31,586	$29,676
Property & equipment	5 years	103,723	89,554
Vehicles	5 years	229,817	229,817
Rental vans	5 years	945,966	691,516
		1,311,092	1,040,563
Less: accumulated depreciation		(583,592)	(423,180)

		$727,500	$617,383

For the year ended December 31, 2010 and 2009, depreciation and amortization expense amounted to $208,010 and $187,463, respectively. Gain or losses on asset disposals are recorded in other income in the month incurred. Fully depreciated assets are removed from the balance sheet along with their corresponding accumulated depreciation.

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

NOTE 3 – NOTES PAYABLE

For the years ended December 31, 2010 and 2009, the Company has Notes Payable to banks outstanding of $1,327,585 and $813,374, respectively at an average interest rate of 6.65% and 8.82%, in 2010 and 2009, respectively. The notes mature at various dates through December 13, 2011. For the years ended December 31, 2010 and 2009, interest expense amounted to $59,725 and $42,459, respectively. These notes are collateralized by all motor vehicles owned by the Debtor.

The original amounts of various notes were issued as lines of credit totaling $1,325,000 in 2009. The unused portion of the lines of credit total $157,000 and $900,000 at December 2010 and 2009, respectively

NOTE 4 – VAN LOANS

For the years ended December 31, 2010 and 2009, the Company has van loans payable to lenders outstanding in the amount of $738,749 and $1,027,360, respectively, at an average interest rate of 5.3% plus one year LIBOR, in 2010 and 2009. For the years ended December 31, 2010 and 2009, interest expense amounted to $53,900 and $31,254, respectively. The loans are payable to the lender when the Company sells the vehicle to a retail customer. These loans are collateralized by all motor vehicles owned by the Debtor.

Most of the vehicles purchased by the Company are financed at wholesale by the manufacturer. Upon financing, Mobility Freedom records the wholesale payable and related inventory for the purchase of a vehicle. The financing can take the form of a standard financing agreement or a vehicle can be floor planned financing where variable levels of incentives are offered. Mobility Freedom then pays the wholesale payable to the lender when it sells the vehicle to a retail customer.

NOTE 5 – COMMITMENTS

Legal Proceedings

On November 9, 2009, a complaint was filed in the U.S. District Court, Tampa Division, against Mobility Freedom, Inc. and two employees of Mobility Freedom, Inc. The complaint alleges breach of contract non-competition provisions and breach of contract confidentiality provisions. The complaint was filed by a company that was formerly the employer of these two employees. A settlement of $25,000 was reached and subsequently paid to avoid further litigation costs. This complaint was dismissed on May 10, 2010.

Operating Lease

The Company leases office space in Clermont, Clearwater, Palm Coast, and Largo, Florida under three-year operating leases which expire at various dates through April 30, 2014.  The office lease agreements have certain escalation clauses and renewal options. Additionally, the Company has lease agreements for computer equipment, including an office copier and fax machine. Future minimum rental payments required under these operating leases are as follows:

Mobility Freedom, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

Years ending December 31:
2011	$160,948
2012	228,424
2013 and thereafter	289,798
$679,170

Rent expense was $129,407 and $105,701 for the years ended December 31, 2010 and 2009, respectively.

NOTE 6 – SUBSEQUENT EVENTS

On May 13, 2011, the Company entered into a stock purchase agreement (the “Agreement”) with Hasco Medical, Inc. (the “Buyer”) and Mobility Freedom, Inc. (the “Company”). Under the Agreement, Mobility sold 100% ownership interest in the Company to Hasco for a total purchase price of $3,854,000 including $1,850,000 of cash, $2,000,000 in the form of a promissory note, and 250,000 shares of Hasco Medical, Inc. valued at $4,000. The unaudited pro forma combined financial statements reflect the stock purchase agreement between Hasco and Mobility as though it occurred as of the dates indicated herein.

The purchase of Mobility was treated as an asset purchase agreement. Mobility (the “seller”) included (1) all of the issued and outstanding shares (2) all fixed assets (3) employment agreements and covenants not to compete. The seller excluded (1) the accounts receivable prior to and including the date of Closing (2) all accounts payable accruing up to and including the date of closing (3) the Company’s inventory valued at $986,555 including post closing adjustments.